Exhibit 4.4

PATRIOT NATIONAL, INC. (f/k/a OLD GUARD RISK SERVICES, INC.)

AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT

January 5, 2015

This Amended and Restated Common Stock Purchase Agreement (this “Agreement”) amends and restates in its entirety that certain Common Stock Purchase Warrant Agreement, dated as of November 27, 2013 (the “Existing Warrant Agreement”), by and between PATRIOT NATIONAL, INC. (f/k/a OLD GUARD RISK SERVICES, INC.), a Delaware corporation (the “Company”) and ADVANTAGE CAPITAL COMMUNITY DEVELOPMENT FUND, L.L.C., a Delaware limited liability company, and its transferees, successors and assigns (the “Holder”), it being the intention of the parties that all of the terms of the Existing Warrant Agreement are amended and restated and replaced by the terms of this Agreement. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 7 hereof unless otherwise defined herein.

W I T N E S S T H:

WHEREAS, the Existing Warrant Agreement entitled the Holder to purchase from the Company, at the price of $0.01 per share (the “Exercise Price”), at any time on or after November 27, 2013 (the “Commencement Date”) and expiring on the Expiration Date, shares representing 49,582 shares of the fully paid and nonassessable common stock, with a par value of $.001 per share, of the Company (“Common Stock”);

WHEREAS, on September 30, 2014, the Holder exercised all of its warrants in respect of, and the Company issued to the Holder, 49,582 shares (which shall be 743,730 shares post-split) of the Common Stock for an aggregate exercise price of $496;

WHEREAS, the parties hereto desire to amend and restate the Existing Warrant Agreement in its entirety in connection with a proposed Public Offering;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend and restate the Existing Warrant Agreement in its entirety as follows:

SECTION 1

COVENANTS

(a) Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a “Regulatory Requirement”), the Holder is effectively restricted or prohibited from holding this Agreement or the Warrant Shares (including any shares of Capital Stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realizing upon or receiving the benefits intended under this Agreement, the Company shall, and shall use its commercially reasonable efforts to have its stockholders take such action as the Holder and the Company shall jointly agree in good faith to be necessary to permit the Holder to comply with such Regulatory Requirement. The reasonable costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Company if such Regulatory Requirement is applicable to the Company, and the Holder if such Regulatory Requirement is applicable to the Holder.

(b) Validly Issued Shares. The Company covenants that all shares of Common Stock and Capital Stock that were issued pursuant to the Existing Warrant Agreement have been duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever (other than restrictions under applicable federal and/or state securities laws).

SECTION 2

NO DILUTION OR IMPAIRMENT

The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement.

SECTION 3

TRANSFERS OF THIS AGREEMENT OR WARRANT SHARES

(a) Acknowledgment of the Holder. This Agreement has not been, and the Warrant Shares at the time of their issuance were not, registered under the Securities Act and except as provided in this Agreement, the Company shall not be required to so register this Agreement and the Warrant Shares except as set forth in Section 4 of this Agreement. This Agreement and the Warrant Shares were issued subject to the provisions and conditions contained herein and in the Note and Warrant Purchase Agreement, and every Holder hereof by accepting the same (i) agrees with the Company to such provisions and conditions, and (ii) represents to the Company that this Agreement and the Warrant Shares have been acquired for the account of the Holder for investment and not with a view to or for sale in connection with any distribution thereof.

(b) Compliance with Securities Laws. The Holder agrees that this Agreement and the Warrant Shares may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In the event that the Holder transfers this Agreement or the Warrant Shares pursuant to an applicable exemption from registration, the Company may request, at its expense, that the Holder deliver an opinion of counsel reasonably acceptable to the Company that the proposed transfer does not violate the Securities Act and applicable state securities laws.

(c) Restrictive Securities Legend. The certificate representing the Warrant Shares shall bear the restrictive legends set forth below:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THESE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.”

SECTION 4

REGISTRATION RIGHTS; PUBLIC OFFERING

(a) General. For purposes of this Section 4 the terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

(b) Piggyback Registration. If, at any time the Company determines to register any of its Securities for its own account or for the account of others under the Securities Act in connection with the Public Offering of such Securities, the Company shall, at each such time, promptly give the Holder written notice of such determination no later than 10 calendar days before its filing with the Commission; provided, that registrations relating solely to Securities to be offered by the Company (or other Person for whose account the registration is made) in connection with any acquisition or stock option or stock purchase or savings plan or any other benefit plan shall not be subject to this Section 4(b). Upon the written request of the Holder received by the Company within ten (10) calendar days after the giving of any such notice by the Company, the Company shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities of the Holder that the Holder has requested be registered. If the underwriters of the proposed sale of Registrable Securities determine that inclusion of all of the Registrable Securities requested to be included in such sale would adversely affect the sale of Securities by the Company, then the Company will include in such registration only the number of Securities which in the opinion of such underwriters would not adversely affect such sale in the following order:

(i) first, the Securities of the Company, and

(ii) second, the Registrable Securities requested to be included by all Stockholders and the Holder pro-rata based on the number of Registrable Securities which each of them request be included in such registration.

(c) Obligations of the Company.

(i) Whenever required under Section 4(b) to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall comply with the applicable provisions of the Securities Act and provide the Holder with all notices, documents and other rights provided to any other holders of Registrable Securities relating to such registration.

(d) Expenses of Registration. All expenses incurred by the Company in connection with a registration pursuant to Section 4(b) (excluding underwriters’ discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

(e) Underwriting Requirements. In connection with any registration of Registrable Securities under this Agreement, the Company will, if requested by the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to such distributions, including, without limitation, provisions relating to indemnification and contribution. The Holder shall be a party to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall be also made to and for the benefit of the Holder. Such representations and warranties will be limited to matters that relate to the Holder, such as due organization, authorization, no violation, title and ownership and investor status. Such underwriting agreement shall be selected by the Company.

(f) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 4, the Company shall provide the Holder with indemnification and contribution rights that it provides to any other holders of Registrable Securities relating to such registration.

(g) Suspension of Sales. The Holder agrees that, upon receipt of written notice from the Company of the happening of any event which results in the prospectus included in any registration statement filed pursuant to the terms of this Agreement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Holder will treat such information as confidential, will immediately discontinue the disposition of Registrable Securities pursuant to such registration statement until the Holder’s receipt of the copies of a revised prospectus and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the most recent prospectus covering such registered Common Stock at the time of receipt of such notice.

(h) Market Stand-Off Agreement. The Holder agrees not to sell, make any short sales of or otherwise Transfer or dispose of any Common Stock (or other Securities) of the Company held by such Holder (other than Securities included in the applicable registration statement or shares purchased in the public market after the effective date of registration) or any interest or future interest therein during such period (not to exceed one hundred eighty (180) calendar days) as may be requested by the Company or the underwriters following the effective date of a registration statement of the Company filed under the Securities Act, which includes Securities to be sold on the Company’s behalf to the public in an underwritten offer.

(i) Initial Public Offering. If the Board approves a Public Offering, then the Holder shall take all necessary or desirable actions in connection with the consummation of the Public Offering including the execution of customary lock-up and similar agreements. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company that in their opinion the Company’s capital stock structure would adversely affect the marketability of the offering, the Holder shall consent to and vote for a recapitalization, stock split, reorganization and/or exchange of the Securities into Securities that the managing underwriters and/or the Board finds acceptable (the “Recapitalization”) and shall take all necessary or desirable actions in connection with the consummation of the Recapitalization; provided that the resulting Securities reflect and are consistent with the rights and preferences of the Securities as of immediately prior to such Recapitalization.

SECTION 5

COVENANTS

The Company hereby covenants to the Holder that so long as Holder holds this Agreement or any Warrant Shares:

(a) Limitation on Certain Restrictions. The Company will not, and will not permit or cause any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company and any such Subsidiaries to perform and comply with their respective obligations under this Agreement.

(b) Information Rights and Access. The Holder shall have the right to information, reports and access rights set forth in the Note and Warrant Purchase Agreement, even after the repayment of the obligations set forth in the Note and Warrant Purchase Agreement.

SECTION 6

EVENTS OF NON-COMPLIANCE AND REMEDIES

(a) Events of Non-Compliance. If the Company fails to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained herein within the earlier to occur of (i) ten (10) days from the date of a written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (ii) ten (10) days from the date on which the chief executive officer, treasurer or president of the Company becoming aware of such failure (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b) Remedies. On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law, the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein, without posting of a bond or other security, exclusive of any rights the Holder may have under the Note and Warrant Purchase Agreement or any other agreement, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION 7

DEFINITIONS

As used herein, the following terms shall have the following meanings.

An “Affiliate” of a specified Person shall mean a Person which, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified and, when used with respect to the Company or any Subsidiary of the Company, shall include any holder of capital stock, such Person’s parent entity or any officer or director of the Company or any Subsidiary of the Company.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the board of directors of the Company or a duly authorized committee thereof.

“Business Day” has the meaning set forth in the Note and Warrant Purchase Agreement.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock, including, but not limited to, common and preferred shares, of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect on the date hereof, as amended from time to time.

“Commencement Date” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

“Common Stock” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities (including, but not limited to options and warrants) which are by their terms directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“EBITDA” has the meaning set forth in the Note and Warrant Purchase Agreement.

“Event of Non-Compliance” has the meaning set forth in Section 6(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Agreement” means that certain Warrant and Unit Exchange Agreement, dated as of November 27, 2013, by and between the Holder and the Company.

“Exercise Price” has the meaning set forth in the Preamble.

“Expiration Date” means the earlier of (i) the ninth (9th) anniversary of the Commencement Date or (ii) the date of the Sale of the Company.

“Fully-Diluted Basis” means, with respect to the Common Stock, as of a particular time, the total shares of Outstanding Common Stock as of such time, determined by treating all outstanding options (including all options either granted or available to be granted under any stock option plan), warrants and other rights for the purchase or other acquisition of Common Stock or Series B Common Stock as having been exercised and by treating all outstanding Convertible Securities as having been so converted.

“Holder” has the meaning set forth in the Preamble.

“Independent Third Party” means any Person who, immediately before the contemplated Sale of the Company, (a) does not own in excess of ten percent (10%) of the Common Stock on a Fully-Diluted Basis (a “10% Holder”); (b) is not an Affiliate of a 10% Holder; and (c) is not the spouse or descendent (by birth or adoption) of a 10% Holder.

“Note and Warrant Purchase Agreement” means that certain that certain Note and Warrant Purchase Agreement, dated as of October 9, 2012, by and among the Holder, Patriot Risk Services, Inc., Contego Services Group, LLC and certain other parties named therein.

“Outstanding Common Stock” of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination; (b) the number of shares of Common Stock then issuable upon the exercise of the Agreement (as such number of shares may be adjusted pursuant to the terms hereof); and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock, or Convertible Securities (including any unvested options and securities even though not then exercisable for or convertible into Common Stock).

“Person” has the meaning set forth in the Note and Warrant Purchase Agreement.

“Preferred Stock” means the shares of the Company’s Preferred Stock, par value $0.001 per share, that the Company may be authorized to issue from time to time and any stock or other securities issued or issuable with respect to such shares, including pursuant to a stock dividend, stock split, or like action, or pursuant to a plan of recapitalization, reorganization, reclassification, exchange, merger, sale of assets or otherwise.

“Public Offering” shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms, occurring after the date of this Agreement.

“Recapitalization” has the meaning set forth in Section 4(i).

“Registrable Securities” shall mean all shares of Common Stock held by any Stockholder or Warrant Shares (including Warrant Shares that have not yet been issued under the Agreement); provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement (other than a registration statement on Form S-8) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) a registration statement on Form S-8 with respect to such securities shall have become effective under the Securities Act, (c) such securities shall have been sold under a Rule 144 Transaction, or (d) such securities have ceased to be outstanding.

“Regulatory Requirement” has the meaning set forth in Section 1(a).

“Rule 144 Transaction” shall mean a Transfer of Securities (a) complying with Rule 144 under the Securities Act as such Rule or a successor thereto is in effect on the date of such Transfer (but not including a sale other than pursuant to a “brokers transaction” as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date of this Agreement) and (b) occurring at a time when Securities are registered pursuant to Section 12 of the Exchange Act.

“Sale of the Company” means the sale (in a single transaction or a series of related transactions) of the Company to any Independent Third Party or group of Independent Third Parties pursuant to which such Independent Third Party or group of Independent Third Parties acquires (a) a majority of the Common Stock on a Fully-Diluted Basis (whether by merger, consolidation, sale or Transfer of Common Stock, reorganization, recapitalization or otherwise), or (b) all or substantially all of the assets of the Company and its Subsidiaries, determined on a consolidated basis. For purposes of this definition, all Common Stock that is issuable upon exercise or conversion of any Stock Equivalents acquired by an Independent Third Party shall be deemed to be issued and held by such Independent Third Party.

“Securities” means all (a) shares of Common Stock; (b) Stock Equivalents; (c) shares of Preferred Stock; (d) other shares of Capital Stock of the Company; and (e) securities of the Company issued or issuable with respect to the securities referred to in clauses (a), (b), (c), (d) and (e) above including pursuant to a stock dividend, stock split, or like action, or pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Stock Equivalent” means any (a) warrants, options or other right to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any securities convertible into or exchangeable for shares of Common Stock.

“Stockholder” means any Person that holds securities of the Company.

“Subsidiary” has the meaning set forth in the Note and Warrant Purchase Agreement.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, encumbrance, hypothecation, gift, creation of a security interest in or lien on, or other disposition, irrespective of whether any of the foregoing are effected with or without consideration, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, inter vivos or upon death.

“Warrant Shares” means (a) the shares of Common Stock issued pursuant to the exercise of the Existing Warrant Agreement by the Holder on September 30, 2014, and (b) all other shares of the Company’s Capital Stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s Capital Stock.

SECTION 8

EFFECTIVENESS

This Agreement shall be effective upon execution and delivery by the parties hereto, but the terms and provisions of this Agreement shall not become operative until the occurrence of a Public Offering; provided, however, if such Public Offering fails to occur prior to the fifth (5th) anniversary of the Commencement Date, the terms and provisions of the Existing Warrant Agreement, as amended, shall be and remain in full force and effect.

SECTION 9

SURVIVAL OF PROVISIONS

All of the provisions of this Agreement shall expressly survive until the date on which the Holder no longer holds any Warrant Shares.

SECTION 10

DELAYS, OMISSIONS AND INDULGENCES

It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Agreement, or any waiver on the Holder’s part of any provisions or conditions of this Agreement must be in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 11

RIGHTS OF TRANSFEREES

Subject to Section 3 hereof, the rights granted to the Holder hereunder of this Agreement shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Agreement (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Agreement and Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 12

CAPTIONS

The titles and captions of the Sections and other provisions of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 13

NOTICES

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

If to the Company:

Patriot National, Inc. (f/k/a Old Guard Risk Services, Inc.) 401 E. Las Olas Blvd, 16th floor Ft. Lauderdale, FL 33301
Attn:	Steven M. Mariano
Fax:	(954) 333-5376

with a copy to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017
Attention:	Lesley Peng, Esq.
Facsimile:	(212) 455-2502

If to Holder:

Advantage Capital Community Development Fund, L.L.C. c/o Advantage Capital Partners 5000 Plaza on the Lake, Suite 195 Austin, Texas 78746

Attn:	Damon L. Rawie
Fax:	(512) 241-1186

And

909 Poydras Street, Suite 2230 New Orleans, Louisiana 70112
Attn:	Justin N. Obletz
Fax:	(504) 522-4950

with a copy to:

McDermott Will & Emery LLP 333 Avenue of the Americas Suite 4500 Miami, Florida 33131
Attn:	Harris C. Siskind, P.A.
Fax:	(305) 347-6500

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

SECTION 14

SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

SECTION 15

AMENDMENTS

Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Holder and the Company to such action.

SECTION 16

SEVERABILITY

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 17

GOVERNING LAW; EXCLUSIVE VENUE; MUTUAL WAIVER OF JURY TRIAL

(a) Governing Law; Exclusive Venue. This Agreement is to be construed and enforced in accordance with and governed by the laws of the State of Florida and without regard to the principles of conflicts of law of such state. THIS AGREEMENT, AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF FLORIDA OR THE FLORIDA STATE COURT IN BROWARD COUNTY, FLORIDA (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE.

(b) Mutual Waiver of Jury Trial. THE COMPANY AND THE EXECUTIVE EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND THE EXECUTIVE EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

SECTION 18

ENTIRE AGREEMENT

This Agreement, the Exchange Agreement and the Note and Warrant Purchase Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

SECTION 19

RULES OF CONSTRUCTION

Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

SECTION 20

FEES AND EXPENSES

All reasonable fees and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred by the Holder in connection with considering, pursuing, negotiating, documenting and consummating this Agreement and the transaction contemplated hereby shall be borne and paid by the Company.

[Remainder of Page Intentionally omitted]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer as of the date first set forth above.

PATRIOT NATIONAL, INC.,
a Delaware corporation

By:	/s/ Christopher A. Pesch
Name:	Christopher A. Pesch
Title:	Executive Vice President & General Counsel

ACKNOWLEDGED AND ACCEPTED this 5th day of January, 2015.

ADVANTAGE CAPITAL COMMUNITY DEVELOPMENT FUND, L.L.C.,
a Delaware limited liability company

By:	/s/ Damon L. Rawie
Name:	Damon L. Rawie
Title:	Vice President

[Signature Page to Amended and Restated Common Stock Purchase Agreement]